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                                                                 EXHIBIT 23.13

The Board of Directors of PHH Corporation and HFS Incorporated:

We consent to the inclusion herein and the incorporation by reference in this Registration Statement of HFS Incorporated on Form S-4 of our reports dated May 17, 1996, except for the note on capital stock as to which the date is June 24, 1996 appearing herein and in the Annual Report on Form 10-K and 10-K/A for the year ended April 30, 1996 with respect to the consolidated financial statements and related financial statement schedule of PHH Corporation and subsidiaries. We also consent to the reference to our firm under the heading "Experts" in the prospectus.

Our report contains an explanatory paragraph that states that the company adopted the provisions of Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights," in 1996.

                                      /s/ KPMG Peat Marwick LLP

                                          KPMG Peat Marwick LLP

Baltimore, Maryland
March 27, 1997